UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2025

SRx Health Solutions, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2025, SRx Health Solutions, Inc., a Delaware corporation (the “Company”), announced that it has canceled approximately 18,839,332 million shares of its capital stock pursuant to a Settlement, Share Forfeiture and Mutual Release Agreement (the “Settlement Agreement”) with certain of the founders and officers of SRx Health Solutions (Canada), Inc. (“SRx Canada”), a corporation organized under the laws of Ontario, Canada and a wholly-owned subsidiary of the Company, and certain of their affiliates and other related parties (the “Forfeiting Stockholders”).

Pursuant to the Settlement Agreement, the Forfeiting Stockholders have forfeited for cancellation approximately 18,839,332 million shares (the “Forfeited Shares”) of the capital stock of SRx Canada (the “Exchangeable Shares”) which are exchangeable for shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), on a one-for-one basis. The Forfeited Shares were originally issued pursuant to the terms of the previously announced arrangement transaction (the “Arrangement”) pursuant to which the Company acquired SRx Canada. In consideration of the Forfeited Shares, the Company has agreed to release the Forfeiting Stockholders from certain claims by the Company.

The Forfeited Shares represent approximately 60% of the aggregate number of shares of Common Stock and Exchangeable Shares issued and outstanding immediately prior to the execution of the Settlement Agreement.

The foregoing description of the Settlement Agreement is subject to and qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 13, 2025, the Company accepted the voluntary resignation of Adesh Vora from the Company’s Board of Directors, effective immediately. Mr. Vora’s resignation is the result of SRx Canada’s previously announced proceedings in Canada under the federal Companies’ Creditors Arrangement Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Settlement, Share Forfeiture and Mutual Release Agreement, dated August 14, 2025.
99.1	Press Release, dated August 14, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRx Health Solutions, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

August 14, 2025